Exhibit 10.53

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (the “Sixth Amendment to Lease”), made as of the 3rd day of June, 2010, by and between SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”), and GENTRIS CORPORATION, a Delaware corporation (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated as of June 12,2004, amended by letter agreement dated October 21,2004, by Second Amendment to Lease dated June 17, 2005, by Letter Agreement dated September 19, 2005, by Third Amendment to Lease dated May 25,2006, by Fourth Amendment to Lease dated December 20, 2007, and by Fifth Amendment to Lease dated June 15, 2009 (as amended, collectively, the “Lease”), for certain space known as Suite 400 (the “Original Space”), in the Building located at 133 Southcenter Court, Morrisville, Wake County, North Carolina, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to modify the terms of the Lease to add 5,119 square feet to the Demised Premises, to change the Monthly Minimum Rent and to amend certain other terms of the Lease.

NOW THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:

1.	Page Two - Section 1.01 - Demised Premises

Add the following:

Effective as of the day after the date on which the tenant currently occupying the Expansion Space (as hereinafter defined) vacates such space and returns possession thereof to Landlord (the “Expansion Space 2nd Commencement Date”), the Demised Premises shall be increased to include an additional Five Thousand One Hundred Nineteen (5,119) square feet (as measured from the centerline of all demising and exterior walls) in the Building, shown on EXHIBIT A, attached hereto and incorporated herein by reference (the “Expansion Space”). As of the Expansion Space 2nd Commencement Date, the Demised Premises leased pursuant to the Lease shall contain a total of Fifteen Thousand Three Hundred Twenty Six (15,326) rentable square feet. Tenant agrees to execute and deliver a memorandum of acceptance of Expansion Space on the Expansion Space 2nd Commencement Date, which memorandum shall confirm the actual date of the Expansion Space 2nd Commencement Date.

2.	Page Three - Section 1.04 - Monthly Minimum Rent and Adjusted Monthly

Minimum Rent.

As of the Expansion Space 2nd Commencement Date, delete the following:

	Minimum Annual Rent	Monthly Minimum Rent		Per Rentable Square Foot
(07/01/09 through 06/30/10)	$106,356.94	$8,863.08	(*)	$10.42
(07/01/10 through 06/30/11)	$109,010.76	$9,084.23	(*)	$10.68
(07/01/11 through 06/30/12)	$111,766.65	$9,313.89		$10.95
(07/01/12 through 06/30/13)	$114,522.54	$9,543.55		$11.22
(07/01/13 through 06/30/14)	$117,380.50	$9,781.71		$11.50
(07/01/14 through 06/30/15)	$120,340.53	$10,028.38		$11.79
(07/01/15 through 12/31/15)	N/A	$10,275.05		$12.08

* See Section 3 below regarding rent reduction and rent abatement.

And insert the following:

	Minimum Annual Rent	Monthly Minimum Rent		Per Rentable Square Foot
(07/01/09 through 06/30/10) the Expansion Space 2nd Commencement Date)	N/A	$8,863.08	(*)	$10.42
(the Expansion Space 2nd Commencement Date through 06/30/10	N/A	$13,512.84	(*)	$10.58
(07/01/10 through 06/30/11)	$164,807.86	$13,733.99		$10.75
(07/01/11 through 06/30/12)	$167,819.70	$13,984.98		$10.95
(07/01/12 through 06/30/13)	$172,015.19	$14,334.60		$11.22
(07/01/13 through 06/30/14)	$176,315.57	$14,692.96		$11.50
(07/01/14 through 06/30/15)	$180,723.46	$15,060.29		$11.79
(07/01/15 through 12/31/15)	$185,241.55	$15,436.80		$12.09

*As of the Expansion Space 2nd Commencement Date, subject to the rent abatement set forth below, charges and sums based on the square footage of the Demised Premises, including but not limited to Tenant’s proportionate share of Direct Expenses, shall be revised based on the increased size of the Demised Premises as of the Expansion Space 2nd Commencement Date.

3.	Page 4 - Section 1.06 - Rent Abatement.

Add the following at the end of Section 1.06:

Notwithstanding the rent chart set forth in Section 2 of the Sixth Amendment to Lease, Monthly Minimum Rent for the period from October 1,2010 through December 31,2010 shall be abated and during the period from January 1,2011 through March 31,2011, Four Thousand Six Hundred Forty Nine and 76/100 Dollars ($4,649.76) shall be abated; provided, however, that during such periods of abatement Tenant shall continue to pay any and all Direct Expenses due under the Lease.

4.	Page 27 - Exhibit B - Description of Landlord’s Work.

The Expansion Space will be taken in “as is” condition (see Exhibit B-l). The Expansion Space and the Original Space will be connected by opening up the hallway (see Exhibit B-2). There will be no other Landlord’s Work.

5.	Brokerage: Tenant represents and warrants to Landlord that it has had no dealings with any broker or agent in connection with this Sixth Amendment to Lease, other than Aldene E. “Dee” Creech Osborne and John Webster of NAI Carolantic Realty and Matthew Cooke and Bill Sandridge of Jones Lang LaSalle, and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sixth Amendment to Lease or the negotiation thereof.

6.	Parking: As of the Expansion Space 2nd Commencement Date, Section 13.08 of the Lease is revised to delete “Twenty one (21)” unassigned parking spaces and insert in its place “thirty-one (31)” unassigned parking spaces. The second paragraph of Section 13.08 is revised as of the Expansion Space 2nd Commencement Date to delete “three spaces” as VISITORS spaces and insert in its place “five spaces” as VISITORS spaces.

7.	Delivery of Expansion Space: Tenant acknowledges and agrees that Landlord shall not be held liable for failure to deliver the Expansion Space as a result of the existing tenant’s failure to timely vacate the Expansion Space or such tenant’s failure to remove its equipment and personal property from the Expansion Space.

8.	Contingent Space: Notwithstanding any other provision of this Lease, as amended, to the contrary, in the event of a natural disaster that damages the Demised Premises, as expanded hereby, such that Tenant cannot operate its business out of the Demised Premises, Landlord will make commercially reasonable efforts to provide Tenant with approximately 2,000 square feet of “Alternate Space” on the Property (as defined in the Lease, as amended), the location of which shall be selected by Landlord, in Landlord’s sole discretion. In the event that Landlord provides Alternate Space to Tenant under this section, Landlord and Tenant shall execute a rental or lease agreement for such Alternate Space for so long as Tenant is unable to operate its business out of the Demised Premises because of the damage to the Demised Premises caused by such natural disaster, and Tenant shall pay fair market rent for such Alternate Space.

9.	No Further Right of First Offer; Tenant acknowledges and agrees that the Right of First Offer set forth on page 33, Exhibit C to the Lease, pursuant to the Fifth Amendment to Lease is hereby deleted in its entirety.

10.	Definitions: Capitalized terms used but not defined herein shall have the meaning given to such terms in the Lease, as amended.

11.	Amendment: Except as herein amended, the terms and conditions of the Lease shall remain in full force and effect.

12.	Counterparts: This Sixth Amendment to Lease may be executed in one or more counterparts, each of which shall constitute an original, but which together shall constitute one document.

[The signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Lease to be executed this the day first above written.

LANDLORD:

Southport Business Park Limited Partnership, a North Carolina limited partnership

BY:	Southport Business Park Investors Corporation,
General Partner

By:	/s/ Richard G. Sullivan
Richard G. Sullivan
Vice President

TENANT:

Gentris Corporation
a Delaware corporation

By:	/s/ Dawn L. Bordeaux
Dawn L. Bordeaux, Vice President

EXHIBIT A – Site Plan and Building Plan

[Intentionally omitted]

EXHIBIT B-1 to Sixth Amendment to Lease – “As is” Space Plan

[Intentionally omitted]

EXHIBIT B-2 to Sixth Amendment to Lease – New Space Plan

[Intentionally omitted]

Appendix 1

Bill of Sale

[Intentionally omitted.]